[LETTERHEAD OF MADSON & METCALF]


                                                     September 18, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re: GST Network Funding, Inc., GST USA, Inc. and GST Telecommunications, Inc. -
                           Registration Statement on Form S-4 (333-60645)


Ladies and Gentlemen:

                  Reference is made to above-referenced  Registration  Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission by GST Network Funding, Inc., a Delaware corporation ("GST Funding"), GST USA, Inc., a Delaware corporation ("GST USA") and GST Telecommunications, Inc., a federally chartered Canadian corporation ("GST"), and the prospectus forming a part thereof (the "Prospectus"). The Registration Statement relates to an offer with respect to the exchange of 10 1/2% Senior Secured Discount Notes due 2008 of GST Funding, which, under certain circumstances, may be assumed by GST USA and guaranteed by GST, for 10 1/2% Senior Secured Discount Exchange Notes due 2008 of GST Funding, which, under certain circumstances, may be assumed by GST USA and guaranteed by GST.

                  We consent to the reference to this firm under the caption "Business - Legal Proceedings" in the Prospectus.


                                            Very truly yours,



                                            /S/ MADSON & METCALF
                                            --------------------
                                            MADSON & METCALF